Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 051645.0000001

March 31, 2023

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Atmos Energy Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Virginia counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time by the Company of up to a maximum aggregate offering price of $5,000,000,000 of (i) debt securities which the Company may issue in one or more series and which may include provisions regarding conversion of the debt securities into the Company’s common stock (the “Debt Securities”) and (ii) shares of the Company’s common stock, no par value per share (the “Common Stock,” and together with the Debt Securities, the “Securities”). The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Company’s Virginia Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”), (iii) resolutions of the Board of Directors of the Company adopted at a meeting held on November 8, 2022, (iv) the Registration Statement, (v) a copy of the indenture, dated as of March 26, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purpose of rendering this opinion letter.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Atmos Energy Corporation

March 31, 2023

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures, (vi) the due authorization, requisite entity authority of, and the execution and delivery of all documents by all parties in each of their respective capacities thereunder (other than the authorization, execution and delivery of documents by the Company to the extent expressly set forth in our opinions below) and the validity, binding effect and enforceability thereof on all parties, (vii) except to the extent expressly set forth in our opinions herein as to the Company with respect to the consummation of the transactions under the Registration Statement, that the consummation of the transactions under the Registration Statement by each party thereto as to its respective obligations under such documents do not violate the law of any jurisdiction where such obligations are to be incurred or performed or the law of any other applicable jurisdiction thereof on such parties, (viii) that no parties to the documents have commenced any action toward dissolution or received notice from any governmental official regarding dissolution, and (ix) the originals or copies of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates, records and papers as we have deemed necessary to render the opinions set forth herein.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon statements and certificates and other comparable documents of officers and other representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on the laws of any jurisdiction other than those of the Commonwealth of Virginia. Whenever any of our opinions address any of the laws, rules and regulations of the Commonwealth of Virginia, those opinions (i) address only those laws, rules and regulations that are in effect and with respect to which copies are generally available on the date hereof and that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement, excluding all laws, rules and regulations that may be applicable to any party by virtue of the particular assets, activities or operations of such party that are not applicable to business entities generally; and (ii) do not include any opinion

Atmos Energy Corporation

March 31, 2023

as to (a) the laws of any municipality or any local government, authority or instrumentality within any state, or (b) any laws, rules or regulations related to: (1) telecommunications, communications, or transportation, (2) antitrust or unfair competition, (3) securities or blue sky, (4) environmental matters, (5) bankruptcy, insolvency, fraudulent conveyances, fraudulent transfers, or fraud, (6) zoning or land use or leasing, building or construction, (7) fiduciary duties, (8) pension or employee benefits, (9) tax, (10) labor, employment or federal contracts, (11) privacy, (12) healthcare, (13) qualification of entities doing business in foreign (out of state) jurisdictions, (14) health, safety, food or drugs, (15) public utilities or energy, (16) insurance, (17) patent, copyright or trademark, or other intellectual property, (18) any mandatory choice of law rule, (19) foreign asset control, foreign investment in the United States, national security, terrorism, or money laundering (including, without limitation, the USA PATRIOT Act of 2001, as amended, and § 721 of the Defense Production Act of 1950, as amended), (20) corrupt practices, racketeering or criminal or civil forfeiture, (21) commodities, swaps or other derivatives or futures or indices or similar instruments, and (22) banking and financial institutions.

The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of the applicable Security:

(a) the Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein;

(b) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve each proposed issuance and sale of shares of Common Stock in conformity with the Articles of Incorporation and Bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which such shares of Common Stock are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any shares of Common Stock takes place in accordance with such authorization);

(c) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve (i) each proposed issuance and sale of Debt Securities, and in the case of any Debt Securities convertible into Common Stock (a “Convertible Security”), in conformity with the Articles of Incorporation and Bylaws, each as amended through such time, and (ii) the execution, delivery and performance of the Company’s obligations under the Debt Securities and any related documentation, and such authorization shall remain in effect and unchanged at all times during which such Debt Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Debt Securities takes place in accordance with such authorization);

Atmos Energy Corporation

March 31, 2023

(d) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Securities Act and the effectiveness thereof will not have been terminated or rescinded and will comply with all applicable laws;

(e) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;

(f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein; and

(g) upon issuance of any Common Stock, including upon conversion of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation, as amended through such time, and other relevant documents.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. Based solely on the Good Standing Certificate, the Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia as of the date of the Good Standing Certificate.

2. The Company has the corporate power to file the Registration Statement and to execute, deliver and perform its obligations under the Indenture and the Debt Securities (collectively, the “Note Documents”).

Atmos Energy Corporation

March 31, 2023

3. The authorization, execution and delivery of the Note Documents by the Company and the consummation of the transactions under the Note Documents do not violate the Articles of Incorporation, the Bylaws or any law or regulation of the Commonwealth of Virginia.

4. When shares of Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable purchase, underwriting or similar agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the shares of Common Stock will be validly issued, will be fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof and address only those laws, rules and regulations that are in effect, and with respect to which copies are generally available on the date hereof. We expressly disclaim any obligation to advise you or any other person of any changes of law or facts that may hereafter come or be brought to our attention that would alter the opinions herein set forth. Our opinion letter is expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Hunton Andrews Kurth LLP